Exhibit 10.5

AMENDMENT No. 1
to the EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”) is entered into as of March 8, 2021 (“Amendment Effective Date”) by and between CYTOCOM INC., a Delaware corporation (“CYTOCOM”) and Taunia Markvicka, the “Executive”. CYTOCOM and Executive are each referred to individually as a “Party” and together as the “Parties”.

WHEREAS, CYTOCOM and Executive are parties to an Executive Employment Agreement with an effective date of October 31, 2020 (the “Agreement”); and

WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement regarding equity compensation.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1.	DEFINITIONS. Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.	AMENDMENTS. The Parties agree that, as of the Amendment Effective Date, the Agreement is amended as set forth in this Section 2.

2.1

The Stock Award identified in Section 3.1(c) is hereby amended to recite that the Executive will be granted “a total of 1,600,000” shares of the Company’s common stock (the “Stock Award”) at a price of $0.0001, and that the Stock Award will be granted under “the Company’s 2020 Equity Incentive Plan or any successively approved Company equity incentive plan (the “Plan”)”.

3.

INTEGRATION. Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

CYTOCOM INC.		EXECUTIVE

By:	/s/ Michael K Handley	By:	/s/ Taunia Markvicka

Name:	Michael K Handley	Name:	Taunia Markvicka

Title:	CEO	Title:	COO

AWARD AGREEMENT FOR RESTRICTED STOCK UNITS
UNDER THE
CYTOCOM, INC. 2020 EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT FOR RESTRICTED STOCK UNITS (this “Agreement”) is made by Cytocom, Inc. (the “Company”) and Taunia Markvicka (the “Grantee”).

WHEREAS, the Company maintains the Cytocom, Inc. 2020 Equity Incentive Plan (the “Plan”) for the benefit of the employees, directors, consultants and other service providers of the Company and its Affiliates; and

WHEREAS, the Company desires to award Restricted Stock Units to the Grantee, pursuant to the terms of this Agreement and the Plan.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.    Grant of Restricted Stock Units. Effective March 1, 2020, the Company hereby awards to the Grantee 468,085 Restricted Stock Units, subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan (the “Award”). The terms and provisions of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan. A copy of the Plan has been provided to the Grantee along with this Agreement.

2.    Vesting. The Restricted Stock Units subject to this Award will vest as follows, provided in each case that the Grantee remains in Continuous Service through the applicable vesting date or event: One-hundred percent (100%) of the Award will vest on August 16, 2023.

3.    Transferability. The Restricted Stock Units are not transferable or assignable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer Restricted Stock Units, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such Restricted Stock Units.

4.    Termination of Service. If the Grantee’s Continuous Service ceases for any reason, all then unvested Restricted Stock Units (determined after giving effect to any accelerated vesting occurring in connection with such cessation) will be forfeited automatically and the Grantee will have no further rights hereunder.

5.    Settlement.

a.    Within 60 days following the vesting of Restricted Stock Units subject to this Award, the Company shall issue to the Grantee, either by book-entry registration or issuance of a stock certificate or certificates, a number of shares of Common Stock equal to the number of such Restricted Stock Units then vesting (subject to adjustment in accordance with Article 9 of the Plan). Such issuance will constitute a complete satisfaction of the Company’s obligations in respect of those Restricted Stock Units.

b.    The Grantee will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units, unless and until shares of Common Stock are issued in settlement of such Restricted Stock Units pursuant to Section 5(a) hereof. Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Grantee will have all of the rights of a stockholder.

6.    Merger. Without limiting the application of Article 9 of the Plan or the Board’s discretion under that Article or otherwise, in the event of a Transaction or any other merger or consolidation of the Company with another entity, the Board will make such adjustments to number and type of shares subject to this Award as it deems necessary to appropriately reflect such transaction. Such adjustments may include, without limitation, arranging for the surviving or acquiring entity (or the surviving or acquiring entity’s parent) to assume or continue this Award, unilaterally cancelling this Award in exchange for a similar award in respect of equity of the surviving or acquiring entity (or the surviving or acquiring entity’s parent), or settling this Award in equity of the surviving or acquiring entity (or the surviving or acquiring entity’s parent).

7.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

8.    The Plan. The Grantee acknowledges that the Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and accepts the Restricted Stock Units subject to all of the terms and provisions of the Plan. The Board or any committee thereof is hereby authorized to interpret this Agreement and the Plan and to adopt such rules and regulations for the administration of this Award as it deems appropriate. By accepting this Award, the Grantee acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its committee upon any questions arising under this Agreement.

9.    Company Repurchase Rights.

a.    If the Grantee’s service ceases for any reason, the Company or its assignee may repurchase up to all the vested shares of Common Stock that the Grantee (and his or her permitted transferee(s), if any) then holds or thereafter acquires upon exercise of an option granted by the Company during the Grantee’s service. If such cessation of the Grantee’s service ceases by reason of a termination by the Company for Cause (as defined below), the price payable by the Company or its assignee to repurchase all shares of Common Stock subject to repurchase hereunder will be, in the aggregate, $1.00. Alternatively, if such cessation of the Grantee’s service ceases for any reason other than termination by the Company for Cause, the price payable by the Company or its assignee to repurchase Common Stock pursuant to this section will be the Fair Market Value of those shares at the time the repurchase right Error! Reference source not found.is exercised. Such price may be paid (w) in cash; (x) by offset, to the extent not prohibited by applicable law, of any obligation of the Grantee to the Company or its affiliates; (y) a note of the Company with a five-year term (or such longer period as may be required by any financing agreement to which the Company is a party) yielding the then-current rate of U.S. Treasury Notes with a comparable duration, subject to prepayment by the Company without penalty; or (z) a combination of the foregoing.

b.    With respect to each share of Common Stock subject to repurchase pursuant to this section, the Company (or its assignee) may exercise its repurchase right by delivery of written notice to the holder of such share at any time during the 365-day period following the date the Grantee’s service with the Company ceases (or, with respect to shares acquired upon exercise of an option granted by the Company during the Grantee’s service, during the 365-day period following such acquisition). All the rights of the holder of any such shares, other than the right to receive payment in the manner described in section, will terminate as of the date of delivery by the Company of the written notice described in this paragraph.

c.    If a holder of Common Stock becomes obligated to transfer such shares to the Company or its assignee pursuant to this Agreement, that holder will endorse in blank any certificates evidencing the shares to be sold and deliver those certificates to the Company or its assignee within 15 days of receipt of the notice described above in Section 9.b. Upon such delivery, full right, title and interest in such shares will pass to the Company or its assignee. If a holder of Common Stock fails to deliver those shares in accordance with this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, either (i) send to that holder the purchase price for such shares, as herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of that holder for release upon delivery of the Common Stock in accordance with this Agreement. Thereupon, the Company or its assignee, upon written notice to the holder, will (x) cancel on its books the certificate or certificates representing the Common Stock required to be transferred, and (y) issue, in lieu thereof, in the name of the Company (or its assignee) a new certificate or certificates representing such shares.

d.    For purposes of this Agreement, “Cause” means the occurrence of any one or more of the following: (i) the Grantee’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) the Grantee’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) the Grantee’s material violation of any contract or agreement with the Company or its Affiliates, or any duty owed to the Company or its Affiliates; (iv) material damage to the Company’s property; (v) conduct by the Grantee that constitutes insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; or (vi) the Grantee’s failure to follow the reasonable instructions of his or her supervisor or the Board; provided, however, that the action or conduct described in clauses (iii), (v) and (vi) above will constitute “Cause” only if such action or conduct is not cured within thirty (30) after the Company has provided the Grantee with written notice thereof, provided the same is capable of being cured.

e.    This Section 10 will not apply if the Common Stock (or any securities issued to the Grantee in exchange for the Common Stock pursuant to a Transaction) or any other merger or consolidation of the Company with another entity) is then listed for trading on NASDAQ or any other national securities exchange.

10.    Right of First Refusal.

a.    If the Grantee proposes to sell or otherwise transfer any shares of Common Stock, the Grantee shall first give written notice of the proposed sale or transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such shares the Grantee proposes to sell or transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the sale or transfer.

b.    For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. If the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Grantee within such 30-day period. Within 10 days after his receipt of such notice, the Grantee shall tender to the Company at its principal offices any certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Grantee or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Grantee a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

c.    If the Company does not elect to acquire any of the Offered Shares, the Grantee may, within the 30-day period following the expiration of the option granted to the Company under Section 10(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this section shall remain subject to the right of first refusal and repurchase rights set forth in this Agreement and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by such provisions.

d.    After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 10(b) above, the Company shall not pay any dividend to the Grantee on account of such Offered Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall instead treat the Company as the owner of such Offered Shares.

e.    Transfers of vested Common Stock shall be exempt from the provisions of this Section 10 under the following circumstances:

(i)      a transfer during the Grantee’s lifetime, or upon the Grantee’s death by will or intestacy, to the Grantee’s Immediate Family or a trust for the benefit of the Grantee’s Immediate Family;

(ii)     a transfer pursuant to an effective registration statement filed by the Company under the Securities Act; and

(iii)    the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (i) above, such shares shall remain subject to the right of first refusal and repurchase rights set forth in this Agreement and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming, in a form prescribed by the Company, that such transferee shall be bound by such provisions. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted).

f.    The Company may assign its rights under this Section 10 to one or more persons or entities.

g.    This Section 10 will not apply if the Common Stock (or any securities issued to the Grantee in exchange for the Common Stock pursuant to a Transaction) or any other merger or consolidation of the Company with another entity) is then listed for trading on NASDAQ or any other national securities exchange.

11.    Share Legends. The following legend will be placed on any certificates evidencing Common Stock issued to or acquired by the Grantee and his or her permitted transferees (in addition to any other legend required by the Plan, any applicable shareholder, voting or similar agreement, or applicable law):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE CYTOCOM, INC. 2020 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE GRANTEE AND CYTOCOM, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF CYTOCOM, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF CYTOCOM, INC.

12.    Tax Consequences.

a.    This Award is intended to be exempt from Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of this Award.

b.    No later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes with respect to this Award, the Grantee will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld.

13.    Additional Documents. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

14.   Electronic Delivery of Documents. The Grantee authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

15.    Representations and Warranties. By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees as follows with respect to any Common Stock issued in respect of the Restricted Stock Units awarded hereunder:

a.    Such shares of Common Stock would be acquired for the Grantee’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act;

b.    No other person (other than the Grantee and the Company) has or will have a direct or indirect beneficial interest in this Award or any shares issuable hereunder;

c.    Any shares issuable hereunder have not been registered or qualified under the Securities Act or any state securities laws;

d.    There is no public market for the Common Stock, there can be no assurance that any such market will ever develop and, therefore, the Grantee may be required to hold indefinitely any Common Stock issued to him or her;

e.    In addition to complying with other restrictions contained herein, the Grantee will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in Common Stock unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

f.    The Company is under no obligation to register Common Stock on behalf of the Grantee or to assist the Grantee in complying with any exemption from registration.

16.    General Provisions.

a.    This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, communications and understandings, written or otherwise, regarding the compensatory issuance of equity to the Grantee by the Company. The Grantee expressly acknowledges and agrees that, except as otherwise set forth herein, the Company has no obligation to issue other equity or equity-based awards to him or her.

b.    This Agreement may only be modified or amended in a writing signed by both parties.

c.    The Grantee agrees that, both with respect to the shares issuable in respect of this Award and any other securities of the Company now owned or hereafter acquired, he or she will be subject to all policies of the Company in effect from time to time, including (without limitation) policies regarding securities trading, clawback and hedging and pledging of securities.

d.    The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation.

e.    Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grantee, his or her beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

f.    Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

g.    The grant of Restricted Stock Units hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or Affiliates.

h.    This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws of Delaware or any other jurisdiction.

i.    If applicable and to the extent necessary to comply with an intended securities registration exemption, the Grantee will be entitled to receive the annual financial disclosures contemplated by Cal. Code Regs. Tit. 10, § 260.140.46.

j.    This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement for Restricted Stock Units on the date(s) indicated below.

CYTOCOM, INC.

/s/ Michael K Handley
Signature

CEO
Title

3/8/2021
Date

GRANTEE

/s/ Taunia Markvicka
Signature

3/8/2021
Date